UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
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FORM 8-K
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Current report pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 5, 2020
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TriCo Bancshares
(Exact name of registrant as specified in its charter)
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California	0-10661	94-2792841
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

63 Constitution Drive	Chico,	California	95973
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (530) 898-0300
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	TCBK	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Director Departures / Retirements

Article III, Section 15 of the Company’s Amended and Restated Bylaws provides in part that no person may serve as a director of the Company who is seventy-five (75) years of age or older at the time of election. Directors William Casey and Virginia Walker both will be 75 years old at the expected time of the 2020 annual meeting of shareholders (May 27, 2020) and thus will retire at the 2020 annual meeting. The departures from the Board of Casey and Walker are not due to any disagreement between either of them and the Company.

On February 5, 2020, the Board received notice from Thomas G. Atwood, D.D.S. that he has determined not to seek re-election as a director and therefore would be retiring from the Board effective at the annual meeting of shareholders of the Company on May 27, 2020. The departure from the Board of Mr. Atwood is not due to any disagreement between him and the Company.

(d) New Director Appointments / Elections

On February 5, 2020, the Board of Directors (the “Board”) of TriCo Bancshares (the “Company”) elected Kirsten E. Garen, Margaret L. Kane and Kimberley H. Vogel as directors of the Company and its subsidiary, Tri Counties Bank (the “Bank”). The elections are effective February 19, 2020. To accommodate the appointment of the new directors, the Board increased the size of the Board from 12 to 15 directors in accordance with the Company’s By-laws. The new directors are expected to stand for election at the Company’s 2020 Annual Meeting of Shareholders.

The backgrounds of the new directors are set forth below.

Kirsten E. Garen, age 57, has been EVP, Chief Information Officer for Delta Dental of California/Dentegra Insurance Co., San Francisco, CA since August 2017. She also leads the Technology, Cybersecurity and Enterprise Project Management Office for Dental Delta of California and its affiliate companies. Delta provides dental coverage for over 33 million enrollees across 15 states. From 2011 to July 2017, she was ESVP, Chief Information Officer at Bank of the West, San Francisco, CA. Bank of the West is a subsidiary of BNP Paribas, Paris, France. She has over 20 years of experience managing IT strategies and implementation for financial services and insurance companies such as Visa, The Charles Schwab Corporation, Bank of the West, and Delta Dental. Her experience includes creating and implementing business and technology roadmaps, including portfolio construction, delivery metrics, cybersecurity and risk mitigation.

Garen holds an MBA in Health Care Management from the Wharton School at the University of Pennsylvania, and a Bachelor of Business Administration from the University of Michigan. She is a governing board member for the San Francisco CIO Executive Council, a member of the National Association of Corporate Directors (NACD), a former board member of the Commonwealth Club of California, and a former advisory board member of FTV Capital, a private equity firm.

Margaret L. Kane, age 64, is the President and Chief Executive Officer of Kane Bank Services (“KBS”), Sacramento, CA, a consulting firm she founded in 1999. KBS provides consulting services to banks in areas including customer experience and advocacy, sales management, product distribution, employee and manager training and development, distribution strategies, and revenue growth. KBS clients have included community banks, regional banks and major national and international institutions. KBS has previously provided consulting services to the Bank, advising on strategic planning and executive development. During 2019 and 2018, KBS earned approximately $115,000 and $119,000 in consulting fees, respectively, from the Bank.

Prior to founding KBS, from 1988 to 1998, Kane was an Executive Vice President at Wells Fargo Bank, San Francisco, CA, prior to its combination with Norwest Corp, Minneapolis, MN. At Wells, Kane was head of the retail branch network and also developed and managed the bank’s In-Store Banking Program from inception.

Kane holds undergraduate and graduate degrees from the University of California-Berkeley and Harvard University; respectively. She is a member of the board of directors of the Harvard Alumni Association, Cambridge, MA and Broadway Sacramento, a non-profit musical theater company (immediate past chair).

Kimberley H. Vogel, age 52, was President, Co-Founder and Board Member of BaseVenture Investing, Inc., San Rafael, CA, from 2014 to 2019. BaseVenture is a cloud-based software company that develops investment management solutions for financial reporting, data visualization, and process management. From July 2019 to December 2019, she was Transitional President after BaseVenture was sold to Fidelity National Information Services, Jacksonville, FL (FIS). From 2005 to 2014, Vogel was at mFoundry, Larkspur, CA, a provider of mobile banking and mobile payment services, where she served as Chief Financial Officer. FIS purchased mFoundry in 2013.

Vogel holds an MBA from the Harvard Business School and an undergraduate degree in accounting from Saint Mary’s College of California. She is a member of the board of directors of Orimar, Inc., Reno, NV a privately held company involved in single-family home development and Zachaphie, Inc., San Francisco, CA, a privately held company involved in real estate. She also serves on the Board of Trustees of Saint Mary’s College of California, Moraga, CA. Prior to its sale to FIS, she was a member of the board of directors of BaseVenture.

Compensation / Agreements

Each of the new directors will participate in the non-employee director compensation arrangements generally applicable to all of the Company’s non-employee directors. The Company and Tri Counties Bank intend to enter into their standard forms of indemnification agreements with each of the new directors, the forms of which are filed as exhibits 10.1 and 10.2 to this report and are incorporated herein by reference. There are no arrangements or understandings between any of the new directors and other persons pursuant to which she was selected as a director.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
99.1 Press release dated February 11, 2020
10.1 Form of Indemnification Agreement between TriCo Bancshares and its directors and executive officers (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 10, 2013).

10.2 Form of Indemnification Agreement between Tri Counties Bank its directors and executive officers (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed September 10, 2013).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRICO BANCSHARES

Date: February 11, 2020	/s/ Peter G. Wiese
Peter G. Wiese, Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)